UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 17, 2007

Newell Rubbermaid Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-09608	363514169
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10B Glenlake Parkway, Suite 300, Atlanta, Georgia		30328
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770-407-3800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 17, 2007, Newell Rubbermaid Inc. (the "Company") made certain personnel changes in its finance organization. In connection with these changes, Rick T. Dillon, the Company’s current Vice President – Corporate Controller and Chief Accounting Officer (the Company’s principal accounting officer) has been appointed Vice President – Business Planning and Analysis, and John B. Ellis, has been appointed Vice President – Corporate Controller and Chief Accounting Officer. Both appointments will be effective following the completion of the 2007 reporting cycle in late February 2008. Mr. Ellis has been employed by the Company since 2003 and has served in a number of finance related managerial positions, most recently, as the Company’s Vice President – Finance & Accounting. Prior to joining the Company, Mr. Ellis was employed at Unwired Express Corporation where he served as Controller from 2000 to 2003. Before that, Mr. Ellis held various financial positions of increasing responsibility at Ernst & Young LLP from 1990 to 2000.

(c) Information responsive to this Item 5.02(c) is included in Item 5.02(b) above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newell Rubbermaid Inc.

December 19, 2007	By:	/s/ Dale L. Matschullat

Name: Dale L. Matschullat
Title: Senior Vice President, General Counsel and Corporate Secretary